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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                           THE SECURITIES ACT OF 1934




       Date of Report (date of earliest event reported): February 5, 1998

                                CYBERCASH, INC.
             (Exact name of registrant as specified in its charter)





    Delaware                      0-27470                     54-1725021
 (State or other              (Commission File             (I.R.S. Employer
 jurisdiction of                  Number)                 Identification No.)
 incorporation)



                  2100 Reston Parkway, Reston, Virginia 20191
              (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (703) 620-4200
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ITEM 5.  OTHER EVENTS.

         On February 5, 1998, CyberCash, Inc. (the "Company") issued 15,000 shares of Series D Convertible Preferred Stock with a stated value of $1,000 per share (the "Series D Preferred Stock") and options to purchase up to 354,191 shares of the Company's common stock (the "Investment Options"). The securities were issued to two institutional investors in a private offering pursuant to Regulation D of the Securities Act of 1933, as amended, for an aggregate of $15 million in cash.

         Each share of Series D Preferred Stock is convertible into the number of shares of the Company's common stock (the "Common Stock") equal to (i) the stated value ($1,000) plus a premium of 5% per annum of the stated value from the date of issuance of the Series D Preferred Stock divided by (ii) the Conversion Price. The Conversion Price is equal to the lowest closing price of the Common Stock on the Nasdaq National Market ("Nasdaq") during a measurement period ending one trading day prior to the conversion date. The measurement period initially will be 10 consecutive trading days, and it increases by 2 trading days each month beginning August 1, 1998 and ending February 1, 1999, when the measurement period will be 22 trading days.

         The holders of the Series D Preferred Stock are subject to limits on the number of shares they can convert at any one time. Unless the trading price of the Common Stock on Nasdaq on the date of conversion is greater than either $11.65 per share or 125% of the then applicable Conversion Price, the following limits apply: Prior to August 3, 1998, the Series D Preferred Stock may not be converted; beginning on August 3, 1998, each holder of Series D Preferred Stock may convert up to 30% of its initial holding of Series D Preferred Stock into Common Stock; beginning on September 2, 1998, it may convert up to 60% of its initial holding; beginning on October 2, 1998, it may convert up to 90% of its initial holding; and beginning on November 1, 1998, it may convert up to 100% of its initial holding.

         The exercise price of the Investment Options is equal to the lesser of
(a) the average of $10.59 and the market price of the Company's common stock at the end of 1998 and (b) 110% of the stock market price at the end of 1998. The Investment Options may be exercised between January 1, 1999 and February 5, 2003.

         In addition, the Company is committed to sell, and the investors are committed to buy, additional shares of Series D Preferred Stock and Investment Options for an additional $15 million in cash upon the satisfaction of certain conditions, including that the market price of the common stock is at least $13.76 per share and that stockholder approval is obtained at the Company's annual meeting in late June 1998.

         The Company has agreed to register under the Securities Act of 1933 the resale of the Common Stock to be issued upon conversion of the Series D Preferred Stock and upon exercise of the Investment Options.

         The Company's press release announcing the sale of the Series D Preferred Stock and the Investment Options as well as the Certificate of Designations of the Series D Preferred Stock, a Securities Purchase Agreement, a Registration Rights Agreement and the Investment Options are filed as exhibits to this Current Report on Form 8-K. This summary description of the transaction is qualified in its entirety by reference to the documents filed as exhibits hereto.
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ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)      Exhibits.

         The following are filed as exhibits to this Current Report on Form
8-K:

         3.4     Certificate of Designations of Series D Convertible Preferred
Stock.

         4.2 Securities Purchase Agreement dated as of February 5, 1998 between CyberCash, Inc., RGC International Investors, LDC and Halifax Fund, L.P.

         4.3 Registration Rights Agreement dated as of February 5, 1998 between CyberCash, Inc., RGC International Investors, LDC and Halifax Fund, L.P.

         4.4 Investment Option dated February 5, 1998 issued to RGC International Investors, LDC.

         4.5     Investment Option dated February 5, 1998 issued to Halifax
Fund, L.P.

         99.1    Press Release dated February 5, 1998.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            CYBERCASH, INC.



                                            By:     \s\ James J. Condon
                                                    --------------------------
                                                    James J. Condon
                                                    Chief Financial Officer

February 10, 1998

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                                 EXHIBIT INDEX



EXHIBIT NO.


3.4         Certificate of Designations of Series D Convertible Preferred
            Stock.
4.2 Securities Purchase Agreement dated as of February 5, 1998 between CyberCash, Inc., RGC International Investors, LDC and Halifax Fund, L.P.
4.3 Registration Rights Agreement dated as of February 5, 1998 between CyberCash, Inc., RGC International Investors, LDC and Halifax Fund, L.P.
4.4 Investment Option dated February 5, 1998 issued to RGC International Investors, LDC.
4.5         Investment Option dated February 5, 1998 issued to Halifax
            Fund, L.P.
99.1        Press Release dated February 5, 1998.